Exhibit 15.1

FRAMEWORK ACT ON TELECOMMUNICATIONS

Amended by Act No. 11690 of March 23, 2013, effective March 23, 2013

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to contribute to the enhancement of the public welfare by managing telecommunications efficiently and stimulating the development of telecommunications by providing basic matters on telecommunications.

Article 2 (Definitions)

The definitions of the terms as used in this Act shall be as follows:

1. The term “telecommunications” means transmission or reception of code, words, sound or image through wired, wireless, optic, and other electro-magnetic processes;

2. The term “telecommunications facilities and equipment” means machinery, appliances, lines for telecommunications, and other facilities necessary for telecommunications;

3. The term “telecommunications line facilities and equipment” means the facilities and equipment which constitute communications channels between sending and receiving points for telecommunications among the telecommunications facilities and equipment, and the transmission and line facilities and equipment, with the exchange facilities installed as one body of the transmission and line facilities, and all facilities attached thereto;

4. The term “telecommunications business facilities and equipment” means the telecommunications facilities and equipment to be provided for telecommunications businesses;

5. The term “private telecommunications facilities and equipment” means the telecommunications facilities and equipment other than the telecommunications business facilities and equipment, installed by an individual to be used for his own telecommunications;

6. The term “telecommunications equipment” means apparatus, machinery, parts or line equipment, etc. used by the telecommunications facilities and equipment;

7. The term “telecommunications service” means services that mediate a third party’s communication through the telecommunications facilities and equipment or to provide the telecommunications facilities and equipment for the third party’s telecommunications; and

8. The term “telecommunications business” means a business that provides telecommunications services.

Article 3 (Supervision of Telecommunications)

The matters concerning telecommunications shall be governed by the Minister of Science, ICT and Future Planning, except the ones stipulated specifically by this Act or other Acts. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008; Amended by Act No. 11690, Mar. 23, 2013>

Article 4 (Government Policies)

The Minister of Science, ICT and Future Planning shall devise basic and comprehensive government policies concerning telecommunications to attain the purpose of this Act. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008; Amended by Act No. 11690, Mar. 23, 2013 >

Article 5 (Establishment of Basic Telecommunications Plans)

(1) The Minister of Science, ICT and Future Planning shall establish and publicly notify basic telecommunications plans (hereinafter referred to as the “basic plan”) for smooth development of telecommunications and the promotion of the information society. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008; Amended by Act No. 11690, Mar. 23, 2013>

(2) The following matters shall be included in the basic plan of paragraph (1):

1. Matters concerning utilization efficiency of telecommunications;

2. Matters concerning maintenance of telecommunications order;

3. Matters concerning telecommunications business;

4. Matters concerning telecommunications facilities and equipment;

5. Matters concerning promotion of telecommunications technology (including technology about telecommunications construction; hereinafter the same shall apply); and

6. Other basic matters concerning telecommunications.

(3) The Minister of Science, ICT and Future Planning shall consult in advance with the heads of administrative agencies concerned, when establishing the basic plan for the matters of paragraph (2) 4 and 5 of this Article. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008; Amended by Act No. 11690, Mar. 23, 2013>

Article 6 Deleted. <by Act No. 9701, May 21, 2009>

Article 7 (Classification of Telecommunications Business Operator)

The telecommunications business operator shall be classified as the key communications business operator, the special communications business operator and the value-added communications business operator pursuant to the Telecommunications Business Act. <Amended by Act No. 5385, Aug. 28, 1997>

[This Article Wholly Amended by Act No. 4905, Jan. 5, 1995]

CHAPTER II Deleted. <by Act No. 9708, May 22, 2009>

Articles 8, 9, 10, 11, 12 and 13 Deleted. <by Act No. 9708, May 22, 2009>

Articles 14 and 15 Deleted. <by Act No. 5219, Dec. 30, 1996>

Article 15-2 Deleted. <by Act No. 5733, Jan. 29, 1999>

CHAPTER III Deleted. <by Act No. 10166, Mar. 22, 2010>

SECTION 1 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 16 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 17 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 18 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 19 Deleted. <by Act No. 5219, Dec. 30, 1996>

SECTION 2 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 20 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 21 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 22 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 23 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 24 Deleted. <by Act No. 10166, Mar. 22, 2010>

SECTION 3 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 25 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 26 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 27 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 28 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 29 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 30 Deleted. <by Act No. 10165, Mar. 22, 2010>

SECTION 4 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 30-2 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 30-3 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 30-4 Deleted. <by Act No. 6823, Dec. 26, 2002>

Article 31 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 32 Deleted. <by Act No. 10166, Mar. 22, 2010>

CHAPTER IV MANAGEMENT OF TELECOMMUNICATIONS EQUIPMENTS

Article 33 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 33-2 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 33-3 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 34 Deleted. <by Act No. 6231, Jan. 28, 2000>

Article 34-2 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 35 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 36 Deleted. <by Act No. 10393, Jul. 23, 2010>

CHAPTER V. Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 37 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 38 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 39 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 40 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 40-2 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 40-3 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 41 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 42 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 43 Deleted. <by Act No. 10166, Mar. 22, 2010>

Article 44 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 44-2 Deleted. <by Act No. 9481, Mar. 13, 2009>

CHAPTER V-2 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 44-3 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 44-4 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 44-5 Deleted. <by Act No. 9481, Mar. 13, 2009>

Article 44-6 Deleted. <by Act No. 9481, Mar. 13, 2009>

Article 44-7 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 44-8 Deleted. <by Act No. 10165, Mar. 22, 2010>

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 45 Deleted. <by Act No. 10165, Mar. 22, 2010>

Article 45-2 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 46 (Delegation and Entrustment of Authority)

(1) Part of the authority of the Minister of Science, ICT and Future Planning under this Act may be delegated or commissioned to the head of the related agencies or of the Regional Communication Offices under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 11690, Mar. 23, 2013>

(2) Deleted. <by Act No. 10165, Mar. 22, 2010>

CHAPTER VII PENAL PROVISIONS

Article 47 (Penal Provisions)

(1) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of harming the public interest shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(2) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of benefiting himself or the third party or inflicting damages on the third party shall be punished by imprisonment for not more than three years or by a fine not exceeding thirty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(3) In case where the false communication under paragraph (2) is of a telegraphic remittance, it shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(4) When a person engaged in the telecommunications business commits the act under paragraph (1) or (3), he shall be punished by imprisonment for not more than ten years or by a fine not exceeding 100 million won, and in case of committing the act under paragraph (2), he shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

Article 48 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 48-2 Deleted. <by Act No. 6360, Jan. 16, 2001>

Article 49 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 50 Deleted. <by Act No. 6231, Jan. 28, 2000>

Article 51 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 52 Deleted. <by Act No. 10393, Jul. 23, 2010>

Article 53 Deleted. <by Act No. 10393, Jul. 23, 2010>

Addendum <Act No.11690, Mar. 23, 2013> (Government Organization Act)

Article 1 (Enforcement Date)

This Act shall be effective on the date of its announcement.

Articles 2 through 5 Omitted.

Article 6 (Amendments to Other Laws)

(1) through <683> Omitted.

<684> The FRAMEWORK ACT ON TELECOMMUNICATIONS shall be partially amended as follow:

Amend “Korea Communications Commission” of Article 3 to “Minister of Science, ICT and Future Planning.”

Amend “Korea Communications Commission” of Articles 4, 5(1) and 5(3) to “Minister of Science, ICT and Future Planning.”

Amend Article 46(1) as follow;

(1) Part of the authority of the Minister of Science, ICT and Future Planning under this Act may be delegated or commissioned to the head of the related agencies or of the Regional Communication Offices under the conditions as prescribed by the Enforcement Decree.

<685> through <710> Omitted.

Article 7 Omitted.

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